SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: February 27, 2006
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     b)     On February 27, 2006, the Board of Directors for QLT Inc. announced the appointment of Robert Butchofsky as President and Chief Executive Officer and as a Director of the Board. The Board also named C. Boyd Clarke as the new Chairman. Both of these appointments are effective immediately. Past Chairman E. Duff Scott will remain as a Director of the Board.
          In September 2005, Bob Butchofsky was appointed to acting CEO. Since joining QLT Inc. in 1998, he has played an integral role in the successful launch and commercialization of QLT’s lead drug, Visudyne®. He was appointed Vice President, Marketing and Sales Planning in September 2001. In total, Mr. Butchofsky brings 18 years of related experience, including 15 years in sales and marketing of specialty products in ophthalmology, dermatology, neurology and other medical specialties to this role. Previously with Allergan for eight years; Mr. Butchofsky built an extensive background with ocular products and Botox® including sales, health economics, worldwide medical marketing and product management. Prior to Allergan, Mr. Butchofsky spent several years managing clinical trials at the Institute for Biological Research and Development. He holds a Bachelor of Arts degree in Biology from the University of Texas and a Masters of Business Administration from Pepperdine University.
          C. Boyd Clarke has been a Director of QLT Inc. since 2003 and is currently Chairman and a Director of Neose Technologies Inc., a U.S. publicly listed biotechnology company focused on the development of protein therapeutics. From 2002 to 2006, Mr. Clarke has been president and CEO of Neose Technologies Inc. Prior to that, from 1999 to 2002, Mr. Clarke was president and CEO of Aviron, a biotechnology company developing vaccines. Prior to that Mr. Clarke was with U.S. Bioscience, Inc. holding the positions of president and CEO from 1998 through 1999 and president and chief operating officer from 1996 to 1998. Mr. Clarke held a number of positions at Merck & Co., Inc., which included president of Pasteur-Merieux MSD and vice president of Merck Vaccines. Currently, Mr. Clarke is a member of the Board of Directors of the Biotechnology Industry Organization (BIO). Mr. Clarke has a B.S. in biochemistry and an M.A. in History from the University of Calgary.
          The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
ITEM 9.01     EXHIBITS
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Number	Description
99.1	Press Release dated February 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
	By:	/s/ Cameron Nelson
Cameron Nelson
Dated: February 27, 2006		Vice President and Chief Financial Officer